Exhibit 5.1
                                  -----------


                              JONES & PINEGAR, P.C.
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111



February 15, 2006

Dynatronics Corporation
7030 Park Centre Drive
Salt Lake City, Utah 84121

         Re: Registration Statement on Form S-8 of Dynatronics Corporation for Shares to be Issued Pursuant to the Dynatronics Corporation 2005 Equity Incentive Award Plan

Ladies and Gentlemen:

         We have acted as counsel to Dynatronics Corporation, a Utah corporation (the "Company"), in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 402,413 shares of common stock, without par value, of the Company (the "Shares") to be issued pursuant to the Dynatronics Corporation 2005 Equity Incentive Award Plan.

         In connection with the foregoing, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Utah, and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, and (ii) certificates representing the shares registered pursuant to the Registration Statement (the "Shares") are duly executed, countersigned, registered, and delivered upon receipt of the agreed upon consideration therefor, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,

                                           Durham Jones & Pinegar, P.C.

                                           /s/ Durham Jones & Pinegar, P.C.